Exhibit 15.1

As independent chartered accountants, we hereby consent to the inclusion in the foregoing Form 20-F Registration Statement, Amendment No. 4 (the “Registration Statement”), of (i) our report, dated March 7, 2006 (except for Note 3 which is dated October 17, 2006), relating to (a) the consolidated financial statements of Dynasty Gaming, Inc., as of December 31, 2005 and 2004 and (b) Note 26 of said financial statements, and for the years ended December 31, 2005, 2004 and 2003 which appear in such Registration Statement, (ii) our report, dated March 11, 2005, relating to (a) the financial statements of 9143-3250 Quebec Inc. as of December 31, 2004, and (b) Note 7 of said financial statements, and from inception to December 31, 2004 which appear in such Registration Statement, and (iii) our report, dated March 11, 2005, relating to the financial statements of Mahjong Systems Limited as of December 31, 2004 and (b) Note 6 of said financial statements, and from inception to December 31, 2004 which appear in such Registration Statement, and to the reference to our Firm under the caption “Experts” appearing in the Registration Statement.

/s/ Horwath Appel

Horwath Appel

Montreal, Quebec
November 22, 2006